UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2007

Commission File Number: 0-31297

SHALLBETTER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(state or other jurisdiction of incorporation or organization)

2500 Kalakaua Avenue, #301, Honolulu, Hawaii 96815
(Address of principal executive offices)

604-999-2189
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Shallbetter Industries, Inc. (the “Company”) has allowed three mineral exploration licenses to expire, as a result of the Company’s failure to pay the annual licensing fees to the government.

The three mineral exploration licenses covered an area of approximately 75,000 hectares in the Gobi Altai central Mongolian region. The Company was required to pay annual licensing fees at the rate of $0.05 per hectare for the first year, $0.10 per hectare for each of the second and third years, $1.00 per hectare for each of the fourth and fifty years and $1.50 per hectare for each of the sixth and seventh years. The government of Mongolia levies a royalty equal to 2.5% of the sales value of minerals produced and 7.5% for placer gold mining, neither of which have ever been produced.

The Company currently does not own any properties or any interests or rights on any properties and is looking for new opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2007	SHALLBETTER INDUSTRIES, INC.
(Registrant)

	By:	/s/ Bruce Pridmore
President and Chief Executive Officer